Exhibit 10.6(4)
Summary of 2025 Incentive Plans

On December 10, 2024, the Human Resources Committee (the “Committee”) of the Pinnacle West Capital Corporation (“Pinnacle West”) Board of Directors (the “Board”) approved the portion of the Arizona Public Service Company (“APS”) 2025 Annual Incentive Award Plan (the “APS Plan”) that provides an incentive award opportunity for Jeffrey B. Guldner, Chairman of the Board, President and Chief Executive Officer of Pinnacle West and Chairman of the Board of Directors and Chief Executive Officer of APS. On December 11, 2024, the Board and the Board of Directors of APS, acting on the recommendation of the Committee, approved the portion of the APS Plan that includes an incentive award opportunity for Andrew D. Cooper, Senior Vice President and Chief Financial Officer of Pinnacle West and APS, Theodore N. Geisler, President of APS, and Robert E. Smith, Executive Vice President, General Counsel and Chief Development Officer of Pinnacle West and APS and the APS 2024 Annual Incentive Award Plan for Palo Verde Employees (the “Palo Verde Plan”), which includes an incentive award opportunity for Adam C. Heflin, Executive Vice President and Chief Nuclear Officer of APS.

No incentive payments will be awarded under the APS Plan unless Pinnacle West, with respect to Mr. Guldner and Mr. Smith, or APS, with respect to Messrs. Cooper, and Geisler, each achieves a specified threshold earnings level. The award opportunities for Mr. Guldner under the APS Plan are based on the achievement of specified 2025 Pinnacle West earnings levels and specified business unit performance goals. Mr. Guldner has a target award opportunity of up to 120% of his base salary. Mr. Guldner may earn less or more than the target amount, up to a maximum award opportunity of 240% of base salary, depending on the achievement of the earnings and business unit performance goals separately or in combination, and before adjustment for individual performance. The business unit performance indicators for Mr. Guldner are based on the average results of all five business units (Transmission and Distribution, Customer Experience and Communications, Generation (Non-Nuclear including New Generation), Corporate Resources and Palo Verde) and consist of employee safety, customer experience, customer affordability, and reliability.

The award opportunities for Messrs. Cooper, and Geisler under the APS Plan are based on the achievement of specified 2024 APS earnings levels and specified business unit performance goals. The award opportunities for Mr. Smith under the APS Plan are based on the achievement of specified 2024 Pinnacle West earnings levels and specified business unit performance goals. Mr. Cooper has a target award opportunity of up to 70% of his base salary, and Mr. Geisler has a target award opportunity of up to 85% of his base salary, Mr. Smith has a target award opportunity of up to 75% of his base salary. Messrs. Cooper, Geisler, and Smith may earn less or more than the target amount, up to a maximum award opportunity of 140% for Mr. Cooper, 170% for Mr. Geisler, and 150% for Mr. Smith, depending on the achievement of the earnings and business unit performance goals separately or in combination, and before adjustment for individual performance. The business unit performance indicators that will be considered for Messrs. Cooper, Geisler, and Smith vary based on the applicable business unit but in all cases are closely tied to the APS Promise and include metrics such as employee safety, customer experience, customer affordability and reliability.

As previously disclosed in a Current Report on Form 8-K filed on December 12, 2024, the Board appointed Mr. Geisler to replace Mr. Guldner as Chairman of the Board, President, and Chief Executive Officer of Pinnacle West and Chairman of the Board and Chief Executive Officer of APS, effective April 1, 2025. Following his appointment as Chief Executive Officer, Mr. Geisler will continue to serve as President of APS. Additionally, following the effective date of his appointment as Chief Executive Officer, Mr. Geisler will be eligible for the award opportunities applicable to the Chief Executive Officer described above in relation to Mr. Guldner. Mr. Guldner was appointed as a non-officer special advisor to the Chief Executive

Exhibit 10.6(4)
Officer, effective April 1, 2025. Pursuant to the terms of the APS Plan, as a non-officer special advisor to the Chief Executive Officer, Mr. Guldner will be eligible to receive the awards described above, prorated for the number of days Mr. Guldner actually serves as Chief Executive Officer.

The award opportunity for Mr. Heflin under the Palo Verde Plan is based on the achievement of specified 2025 APS earnings levels and specified business unit performance goals. No incentive payment will be awarded to Mr. Heflin under the APS earnings portion of the Palo Verde Plan unless Palo Verde achieves specified business unit performance goals and APS achieves a target threshold earnings level. The business unit performance indicators for Mr. Heflin under the Palo Verde Plan are closely tied to the APS Promise and include metrics such as employee safety, customer experience, reliability, and customer affordability. Mr. Heflin has a target of 75% of his base salary, and up to a maximum award of 150% of his base salary, depending on the achievement of the earnings and business unit performance goals, separately or in combination, and before adjustment for individual performance.

The Committee may adjust targets or incentive results under the APS Plan and Palo Verde Plan to reflect unanticipated events or unusual or nonrecurring adjustments to Pinnacle West or APS earnings (as applicable) that arise in the APS Plan year, including without limitation, Arizona Corporation Commission rate-related impacts on earnings. Any awards for Messrs. Guldner, Cooper, Geisler, Heflin, and Smith are subject to potential forfeiture or recovery in accordance with Pinnacle West’s Clawback Policy.